                                                                    EXHIBIT 99.5

                                 TAX GUIDELINES

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
                                                                     Give the EMPLOYER
For this type of       Give the SOCIAL        For this type of       IDENTIFICATION number
account:               SECURITY number of --  account:               of --
----------------------------------------------------------------
                                        --------------------------------------------------
1. An individual's     The individual         8. Sole                The owner(4)
   account                                       proprietorship
                                                 account
2. Two or more         The actual owner of    9. A valid trust,      The legal entity (do
   individuals (joint  the account or, if        estate, or pension  not furnish the
   account)            combined funds, any       trust               identifying number of
                       one of the                                    the personal
                       individuals(l)                                representative or
                                                                     trustee unless the
                                                                     legal entity itself
                                                                     is not designated in
                                                                     the account
                                                                     title.)(5)
3. Husband and wife    The actual owner of    10. Corporate account  The corporation
   (joint account)     the account or, if
                       joint funds, either
                       person(l)
4. Custodian account   The minor(2)           11. Religious,         The organization
   of a minor                                     charitable,
   (Uniform Gift to                               educational or
   Minors Act)                                    other tax-exempt
                                                  organization
                                                  account
5. Adult and minor     The adult or, if the   12. Partnership        The partnership
   (joint account)     minor is the only          account held in
                       contributor, the           the name of the
                       minor(l)                   business
6. Account in the      The ward, minor, or    13. Association,       The organization
   name of guardian    the incompetent            club, or other
   or committee for a  person(3)                  tax-exempt
   designated ward,                               organization
   minor, or
   incompetent person
7.a. The usual         The grantor-           14. A broker or        The broker or nominee
     revocable         trustee(l)                 registered
     savings trust                                nominee
     account (grantor
     is also trustee)
b. So-called trust     The actual owner(l)    15. Account with the   The public entity
   account that is                                Department of
   not a legal or                                 Agriculture in
   valid trust under                              the name of a
   state law                                      public entity
                                                  (such as a State
                                                  or local
                                                  government,
                                                  school district,
                                                  or prison) that
                                                  receives
                                                  agricultural
                                                  program payments

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(1) List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.
  Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

   If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

   Payees specifically exempt from backup withholding on ALL payments include the following:

  .  A corporation.

  .  A financial institution.

  . An organization exempt from tax under section 501(a), of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(7).

  .  The United States or any agency or instrumentality.

  . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  .  An international organization or any agency, or instrumentality thereof.

  . A registered dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.

  .  A real estate investment trust.

  .  A common trust fund operated by a bank under Section 584(a) of the Code.

  .  An exempt charitable remainder trust, or a non-exempt trust described in
     Section 4947(a)(1) of the Code.

  . An entity registered at all times under the Investment Company Act of 1940.

  .  A foreign central bank of issue.

  . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

  . Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

  . Payments of patronage dividends where the amount received is not paid in money.

  .  Payments made by certain foreign organizations.


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

  .  Payments made to a nominee.

  .  Section 404(k) payments made by an employee stock option plan.

   Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

  . Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

  .  Payments on tax-free covenant bonds under Section 1451 of the Code.

  .  Payments made by certain foreign organizations.

  .  Payments made to a nominee.

  .  Mortgage interest paid to you.

   Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

   Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050(A), and 6050(N) of the Code and the regulations promulgated thereunder.

   Privacy Act Notice. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

   Penalties. (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500. (3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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